Exhibit 99.1
Certara Reports Second Quarter 2025 Financial Results
Reiterates Full Year 2025 Financial Guidance

RADNOR, PA— August 6, 2025-- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its financial results for the second quarter of fiscal year 2025.
Second Quarter Highlights:
• Revenue was $104.6 million, compared to $93.3 million in the second quarter of 2024, representing growth of 12%.
•Software revenue was $46.7 million, compared to $38.2 million in the second quarter of 2024, representing growth of 22%.
• Service revenue was $57.9 million, compared to $55.1 million in the second quarter of 2024, representing growth of 5%.
•Net loss was $2.0 million, compared to a net loss of $12.6 million in the second quarter of 2024, representing growth of 84%.
•Adjusted EBITDA was $31.9 million, compared to $26.3 million in the second quarter of 2024, representing growth of 21%.
“Our commercial team has continued to field significant interest from customers seeking to expand their use of model-informed drug development,” said William F. Feehery, Chief Executive Officer. “We are excited about software product enhancements and new product introductions that will expand our market leading offering and deliver sustainable long-term growth."
"We are pleased with our second quarter performance, led by strength in our core biosimulation software and QSP services. Performance in the quarter reflected strong commercial execution despite a mixed operating environment. We are confident in our full year plan, supported by growing commercial momentum and sustained demand for model-informed drug development solutions," said John Gallagher, Chief Financial Officer.
Second Quarter 2025 Results
Total revenue for the second quarter of 2025 was $104.6 million, representing year-over-year growth of 12% on a reported basis and 10% on a constant currency basis. Total revenue included $5.3 million of Chemaxon revenue. The overall increase in revenue was primarily due to growth in our biosimulation software and services portfolio and contribution from M&A. Please see note (1) in the section "A Note on Non-GAAP Financial Measures" below for more information on constant currency revenue.
Software revenue for the second quarter of 2025 was $46.7 million, representing year-over-year growth of 22% on a reported basis and 20% on a constant currency basis. Software growth was driven by contribution from M&A and biosimulation software.
Services revenue for the second quarter of 2025 was $57.9 million, representing year-over-year growth of 5% on a reported basis and 4% on a constant currency basis. Services growth was driven by biosimulation services.
Total Bookings for the second quarter of 2025 were $112.0 million representing a year-over-year growth of 13% on a reported basis. Total Bookings included $5.4 million of Chemaxon bookings.
Software Bookings for the second quarter of 2025 were $46.6 million, representing a year-over-year growth of 11%. The increase in software bookings was primarily due to strength in Certara’s core biosimulation software and contribution from Chemaxon.
Services Bookings for the second quarter of 2025 were $65.4 million, representing a year-over-year growth of 15%. The increase in services bookings was driven by demand for biosimulation.
Total cost of revenues for the second quarter of 2025 was $40.7 million, an increase of $0.9 million from $39.8 million in the second quarter of 2024, primarily due to an increase in software amortization expense.
Total operating expenses for the second quarter of 2025 were $54.3 million, which decreased by $8.2 million from $62.5 million in the second quarter of 2024. Lower operating expenses were primarily due to a $8.5 million decrease in the change in fair value of a contingent consideration and a $2.6 million decrease in transaction costs primarily due to significant refinancing expenses for a term loan and revolving line of credit incurred in the same quarter of the prior year, which was partially offset by higher sales and marketing expense and intangible asset amortization and fixed assets deprecation.
Adjusted EBITDA for the second quarter of 2025 was $31.9 million compared to $26.3 million for the second quarter of 2024, an increase of $5.6 million. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.
Diluted earnings per share for the second quarter of 2025 was $(0.01), as compared to a diluted loss per share of $(0.08) in the second quarter of 2024.
Net loss for the second quarter of 2025 was $2.0 million, compared to a net loss of $12.6 million in the second quarter of 2024. The $10.6 million increase in income was primarily due to an increase in gross profit and lower operating expenses and partially offset by an increase in tax expense.

Adjusted net income for the second quarter of 2025 was $11.6 million compared to $11.4 million for the second quarter of 2024, an increase of $0.2 million. Adjusted diluted earnings per share for the second quarter of 2025 was $0.07, flat compared to $0.07 for the second quarter of 2024. See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2025	2024	2025	2024
Key Financials	(in millions, except per share data)
Revenue	$104.6	$93.3	$210.6	$190.0
Software revenue	$46.7	$38.2	$93.1	$77.5
Service revenue	$57.9	$55.1	$117.5	$112.5
Total booking	$112.0	$98.9	$230.2	$204.7
Software bookings	$46.6	$41.8	$87.4	$74.9
Service bookings	$65.4	$57.1	$142.8	$129.7
Net income (loss)	$(2.0)	$(12.6)	$2.8	$(17.3)
Diluted earnings per share	$(0.01)	$(0.08)	$0.02	$(0.11)
Adjusted EBITDA	$31.9	$26.3	$66.8	$55.5
Adjusted net income	$11.6	$11.4	$33.8	$27.9
Adjusted diluted earnings per share	$0.07	$0.07	$0.21	$0.17
Cash and cash equivalents			$162.3	$224.6
2025 Financial Outlook
Certara is reiterating its guidance for the full year 2025:
•Full year 2025 revenue to be in the range of $415 million to $425 million.
•Full year adjusted EBITDA margin to be in the range of 30-32%.
•Full year adjusted diluted earnings per share is expected to be in the range of $0.42 - $0.46.
•Fully diluted shares are expected to be in the range of 162 million to 164 million.
Please note that the Company has not reconciled adjusted EBITDA (including its related margin) or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Webcast and Conference Call Details
Certara will host a conference call today, August 6, 2025, at 5:00 p.m. ET to discuss its second quarter 2025 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.
About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance, the success of strategic investments and ability to drive long-term growth, our and other statements about the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development (“R&D”) spending; the use of third parties by biopharmaceutical companies and a shift toward more R&D occurring a smaller biotechnology companies; consolidation within the biopharmaceutical industry; evolving corporate governance and public disclosure regulations and expectations; our ability to increase successfully our customer base, expand relationships and the products and services we provide and enter new markets; our ability to retain key personnel or recent additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to use of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers, including the ability of third parties to challenge our receipt of such contracts; our ability to sustain historic growth rates; any future acquisitions and our ability to integrate successfully such acquisitions; the accuracy of our addressable market estimates; our ability to operate successfully a global business and adverse global economic conditions; our ability to comply with applicable anti-corruption, trade compliance and economic sanctions laws and regulations; risks related to litigation against us; the adequacy of our insurance coverage and our ability to obtain adequate insurance coverage in the future; our ability to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability or inability of our bookings to accurately predict our future revenue and our ability to realize the anticipated revenue reflected in our; lower utilization rates by our employees as a result of catastrophic events, including natural disasters and epidemic diseases; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity or interference with our use; our ability to reliably meet our data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing our use of third-party open source software; any unauthorized access to or use of customer or other proprietary or confidential data or other breach of our cybersecurity measures, compliance with privacy and cybersecurity laws and related contractual requirements; our ability to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights; any allegations that we are infringing, misappropriating or otherwise violating a third party’s intellectual property rights; our ability to meet the obligations under our current or further indebtedness as they become due and our ability to have sufficient capital to operate our business; any limitations on our ability to pursue our business strategies due to restrictions under our current or future indebtedness or inability to comply with any restrictions under our indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; any conflict with the interests of our largest shareholders, exclusive forum provisions in our certificate of incorporation; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2025, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.
A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss), net income (loss) margin, or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Reconciliation of Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted diluted earnings per share and CC revenue, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these non-GAAP measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
(1) CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2) Adjusted EBITDA represents net income excluding interest expense, provision for (benefit from) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(3) Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.
Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz
Pan Communications
certara@pancomm.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2025	2024	2025	2024

Total revenue	$104,570	$93,313	$210,574	$189,967
Cost of revenues	40,716	39,809	82,237	79,064
Operating expenses:
Sales and marketing	13,989	12,213	26,706	22,900
Research and development	8,972	9,067	19,494	21,062
General and administrative	17,186	28,071	36,840	51,050
Depreciation and amortization	14,155	13,194	28,122	26,219
Total operating expenses	54,302	62,545	111,162	121,231
Income (loss) from operations	9,552	(9,041)	17,175	(10,328)
Other income (expenses):
Interest expense	(4,802)	(5,578)	(9,608)	(11,329)
Net other income	1,501	2,350	3,226	3,954
Total other expenses	(3,301)	(3,228)	(6,382)	(7,375)
Income (loss) before income taxes	6,251	(12,269)	10,793	(17,703)
Provision (benefit) for income taxes	8,219	305	8,018	(446)
Net income (loss)	$(1,968)	$(12,574)	$2,775	$(17,257)

Net income per share attributable to common stockholders:
Basic	$(0.01)	$(0.08)	$0.02	$(0.11)
Diluted	$(0.01)	$(0.08)	$0.02	$(0.11)
Weighted average common shares outstanding:
Basic	160,916,057	160,505,223	160,955,936	160,014,746
Diluted	160,916,057	160,505,223	161,601,024	160,014,746

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	JUNE 30, 2025	DECEMBER 31, 2024
Assets
Current assets:
Cash and cash equivalents	$162,266	$179,183
Accounts receivable, net of allowances for credit losses of $2,315 and $2,164 respectively	97,508	102,189
Prepaid expenses and other current assets	21,619	29,480
Total current assets	281,393	310,852
Other assets:
Property and equipment, net	1,951	2,167
Operating lease right-of-use assets	12,705	13,841
Goodwill	772,322	757,038
Intangible assets, net of $380,019 and $338,809 respectively	469,280	485,214
Deferred income taxes	3,961	3,961
Other long-term assets	1,834	2,031
Total assets	$1,543,446	$1,575,104
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,477	$3,502
Accrued expenses	47,399	56,451
Current portion of deferred revenue	70,238	77,829
Current portion of long-term debt	3,000	3,000
Other current liabilities	4,322	5,306
Total current liabilities	130,436	146,088
Long-term liabilities:
Deferred revenue, net of current portion	977	1,049
Deferred income taxes	36,561	40,421
Operating lease liabilities, net of current portion	9,366	11,166
Long-term debt, net of current portion and debt discount	291,170	292,425
Other long-term liabilities	4,357	25,299
Total liabilities	472,867	516,448
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized, issued, and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 163,856,290 and 161,958,810 shares issued,160,614,890 and 161,009,112 shares outstanding as of June 30,2025 and December 31, 2024, respectively	1,639	1,620
Additional paid-in capital	1,237,891	1,216,925
Accumulated deficit	(125,506)	(128,281)
Accumulated other comprehensive income (loss)	4,949	(13,424)
Treasury stock at cost, 3,241,400 and 949,698 shares at June 30, 2025 and December 31, 2024, respectively	(48,394)	(18,184)
Total stockholders' equity	1,070,579	1,058,656
Total liabilities and stockholders' equity	$1,543,446	$1,575,104

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	SIX MONTHS ENDED JUNE 30,
(IN THOUSANDS)	2025	2024
Cash flows from operating activities:
Net income (loss)	$2,775	$(17,257)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,432	33,025
Amortization of debt issuance costs	289	749
Provision for credit losses	401	807
Equity-based compensation expense	15,315	18,856
Change in fair value of contingent considerations	(5,901)	5,661
Deferred income taxes	(1,969)	(13,415)
Changes in assets and liabilities:
Accounts receivable	5,473	(6,606)
Prepaid expenses and other assets	6,108	(305)
Accounts payable, accrued expenses, and other liabilities	(13,892)	(8,305)
Deferred revenues	(9,661)	662
Other operating activities, net	(1,176)	238
Net cash provided by operating activities	35,194	14,110
Cash flows from investing activities:
Capital expenditures	(536)	(1,046)
Capitalized software development costs	(12,199)	(8,651)
Net cash used in investing activities	(12,735)	(9,697)
Cash flows from financing activities:
Proceeds from borrowings on term loan debt	—	6,305
Payment of debt issuance costs	—	(1,216)
Payments on long-term debt	(1,500)	(755)
Common stock repurchase program	(25,000)	—
Payments for business acquisition related contingent consideration	(13,230)	(10,426)
Payment of taxes on shares withheld for employee taxes	(4,960)	(8,010)
Net cash used in financing activities	(44,690)	(14,102)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	5,314	(663)
Net decrease in cash, cash equivalents, and restricted cash	(16,917)	(10,352)
Cash, cash equivalents, and restricted cash, at beginning of year	179,183	234,951
Cash, cash equivalents, and restricted cash, at end of year	$162,266	$224,599

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income (loss) to Adjusted EBITDA:

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,
	2025		2024	2025	2024
	(in thousands)
Net income (loss)(a)	$(1,968)		$(12,574)	$2,775	$(17,257)
Interest expense(a)	4,802		5,578	9,608	11,329
Interest income(a)	(1,243)		(2,486)	(2,885)	(5,060)
(Benefit from) Provision for income taxes(a)	8,219		305	8,018	(446)
Depreciation and amortization(a)	18,818		16,597	37,432	33,025
Currency (gain) loss(a)	(577)		104	(639)	980
Equity-based compensation expense(b)	8,245		9,783	15,315	18,856
Change in fair value of contingent consideration(d)	(5,722)		2,783	(5,901)	5,661
Acquisition-related expenses(e)	428		1,073	1,304	2,787
Transaction - related expenses (f)	—		2,753	—	2,753
Severance expense(g)	—		183	—	183
Reorganization expense(h)	934		2,163	1,085	2,214
Loss (gain) on disposal of fixed assets(i)	(1)		13	5	13
Executive recruiting expense(j)	—		43	661	423
Adjusted EBITDA	$31,935	$31,935	$26,318	$66,778	$55,461

The following table reconciles net income (loss) to adjusted net income:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2025	2024	2025	2024
	( in thousands)
Net income (loss) (a)	$(1,968)	$(12,574)	$2,775	$(17,257)
Currency (gain) loss(a)	(577)	104	(639)	980
Equity-based compensation expense(b)	8,245	9,783	15,315	18,856
Amortization of acquisition-related intangible assets(c)	14,018	13,342	28,070	26,690
Change in fair value of contingent consideration(d)	(5,722)	2,783	(5,901)	5,661
Acquisition-related expenses(e)	428	1,073	1,304	2,787
Transaction-related expenses (f)	—	2,753	—	2,753
Severance expense(g)	—	183	—	183
Reorganization expense(h)	934	2,163	1,085	2,214
Loss (gain) on disposal of fixed assets(i)	(1)	13	5	13
Executive recruiting expense(j)	—	43	661	423
Income tax expense impact of adjustments(k)	(3,799)	(8,273)	(8,869)	(15,362)
Adjusted net income	$11,558	$11,393	$33,806	$27,941

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2025	2024	2025	2024

Diluted earnings per share(a)	$(0.01)	$(0.08)	$0.02	$(0.11)
Currency (gain) loss(a)	—	—	—	0.01
Equity-based compensation expense(b)	0.05	0.06	0.09	0.12
Amortization of acquisition-related intangible assets(c)	0.08	0.08	0.17	0.17
Change in fair value of contingent consideration(d)	(0.04)	0.02	(0.04)	0.03
Acquisition-related expenses(e)	—	0.01	0.01	0.02
Transaction - related expenses (f)	—	0.02	—	0.02
Severance expense(g)	—	—	—	—
Reorganization expense(h)	0.01	0.01	0.01	0.01
Loss (gain) on disposal of fixed assets(i)	—	—	—	—
Executive recruiting expense(j)	—	—	—	—
Income tax expense impact of adjustments(k)	(0.02)	(0.05)	(0.05)	(0.10)
Adjusted Diluted Earnings Per Share	$0.07	$0.07	$0.21	$0.17

Basic weighted average common shares outstanding	160,916,057	160,505,223	160,955,936	160,014,746
Effect of potentially dilutive shares outstanding (l)	932,945	961,455	645,088	925,274
Adjusted diluted weighted average common shares outstanding	161,849,002	161,466,678	161,601,024	160,940,020

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED JUNE 30,			Change
	2025	2025	2024	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$46,695	$45,925	$38,207	$8,488	22%	$(770)	20%
Services	57,875	57,128	55,106	2,769	5%	(747)	4%
Total Revenue	$104,570	$103,053	$93,313	$11,257	12%	$(1,517)	10%

	SIX MONTHS ENDED JUNE 30,			Change
	2025	2025	2024	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$93,064	$92,549	$77,514	$15,550	20%	$(515)	19%
Services	117,510	116,824	112,453	5,057	4%	(686)	4%
Total Revenue	$210,574	$209,373	$189,967	$20,607	11%	$(1,201)	10%
(a.)Represents a measure determined under GAAP.
(b.)Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e.)Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(f.)Represents costs associated with our public offerings that are not capitalized, as well as debt issuance costs that are not deferred or treated as a contra-liability directly deducted from the carrying value of the associated debt liability.
(g.)Represents charges for severance provided to former executives.
(h.)Represents expenses related to reorganization, including legal entity reorganization and lease abandonment costs associated with the evaluation of our office space footprint.
(i.)Represents the gain/loss related to disposal of fixed assets.
(j.)Represents recruiting and relocation expenses related to hiring senior executives.
(k.)Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(l.)Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.